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                                                                    EXHIBIT 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    As independent certified public accountants, we hereby consent to the incorporation by reference in Registration Statement File No. 333-61400 of our reports covering the consolidated statements of operations, stockholders' equity, comprehensive income and cash flows, and schedule of LAI Worldwide, Inc. for the year ended February 28, 1999 and dated April 7, 1999, included in TMP Worldwide Inc.'s Form 10-K for the year ended December 31, 2000, and to all references to our firm included in Registration Statement File No. 333-61400.

                                        /s/ Arthur Andersen LLP

Tampa, Florida

September 4, 2001